EXHIBIT 10.5

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated and entered into as of December 10, 2001, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation ("Borrower"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("Lender").

                                   WITNESSETH:

      WHEREAS, Borrower and Lender are parties to a Loan Agreement (as amended, modified or supplemented from time to time, the "Loan Agreement") dated as of the same date hereof, pursuant to which, among other things, Borrower is delivering to Lender the Note (as defined in the Loan Agreement); and

      WHEREAS, it is a condition precedent to the performance of Lender under the Loan Agreement that Borrower enter into this Agreement;

      NOW, THEREFORE, in consideration of the benefits to Borrower, the receipt and legal sufficiency of which are hereby acknowledged, Borrower hereby makes the following representations and warranties to Lender and hereby covenants and agrees with Lender as follows:

      1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

      "Collateral" shall mean (but only to the extent the following elements of the Collateral relate to or arise out of or in connection with the sale, lease, license, conveyance, transfer or disposition of any right, title or interest in, to or under the Product, the Product Intellectual Property, or the Product Agreements in the Territory) all right, title and interest of Borrower in, to and under any and all of the following, whether now existing or hereafter existing or acquired from time to time, in the Territory: (a) all Accounts, Chattel Paper, Contract Rights, Contracts, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, monies, Payment Intangibles, Promissory Notes and Receivables, relating to, arising out of or in connection with any sale, lease, license, conveyance, transfer or disposition of any right, title or interest in, to or under the Product, the Product Intellectual Property, or the Product Agreements; (b) all regulatory applications, filings or similar items related to the Product, including without limitation the NDA for the Product and all supplements, records, and reports that are required to be maintained under applicable FDA regulations and all related correspondence to and from the FDA, and all clinical data related to any such regulatory applications, filings or similar items; (c) all books, records, computer information, files, documents, data or other materials related to or arising out of or in connection with any and all of the foregoing; and (d) all Proceeds of any and all of the foregoing; provided, however, that the Collateral shall not include the Product Intellectual Property or Product Agreements themselves; provided, further, that the Collateral shall not include Proceeds derived from or in connection with the sale, lease, license, conveyance, transfer or disposition of any right, title or interest in Intellectual Property of the Borrower to the extent, and only to the extent, that such Proceeds relate to the sale, lease, license, conveyance, transfer or disposition of any right, title or interest in products other than the Product.

      "Contracts" shall mean all contracts, agreements and licenses between Borrower and one or more other parties, or under or with respect to which Borrower has rights.

      "Contract Rights" shall mean all rights of Borrower (including, without limitation, all rights to payment) under each Contract.

      "FDA" shall mean the United States Food and Drug Administration.

      "Intellectual Property" shall mean all: trade, business and product names; trademarks; service marks; copyrights; patents; discoveries; trade secrets; business and technical information; proprietary compilations of data or information; know-how; inventions; formulas and techniques; methods; regulatory filings; computer software; all intellectual property rights, registrations, licenses and applications pertaining to any of the foregoing; and all related documentation and goodwill.

      "License Agreement" shall mean the Sublicense Agreement dated October 28, 1996 between Johnson & Johnson and Ortho Pharmaceutical Corporation, as licensors, and the Company (formerly known as Acute Therapeutics, Inc.), as licensee (including any amendment, restatement, replacement, etc. thereof).

      "Liens" shall mean any lien, security interest, mortgage, pledge or encumbrance.

      "NDA" shall mean a "new drug application" as such term is used under the United States Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder.

      "Obligations" shall mean all indebtedness, obligations and liabilities of Borrower to Lender arising under or in connection with the Note (as defined in the Loan Agreement) and under or in connection with each of the Loan Agreement and this Agreement.

      "Permitted Liens" shall mean any of the following: (a) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which are being contested in good faith by appropriate proceedings; (b) liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations; and
(c) liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not due and payable.

      "Product" shall mean the product currently known as Surfaxin, as such name may change from time to time, for any and all formulations and delivery mechanisms for the indications of


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

idiopathic respiratory distress syndrome ("IRDS"), meconium aspiration syndrome ("MAS"), and acute respiratory distress syndrome ("ARDS"); provided, however, that upon the occurrence of the First Milestone (as defined in the Investment and Commission Agreement referred to in the Loan Agreement), the Product shall not include the indication of ARDS.

      "Product Intellectual Property" shall mean all Intellectual Property which is embodied, used or included in, or which otherwise comprises or constitutes the Product.

      "Product Agreements" shall mean the License Agreement and the Research Agreement.

      "Receivable" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of Delaware, and, in any event, shall include, but shall not be limited to, all of Borrower's rights to payment for goods sold, leased or licensed or services performed by Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by Borrower to secure the foregoing, (b) all of Borrower's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

      "Research Agreement" shall mean the Research Funding and Option Agreement dated March 1, 2000 between the Scripps Research Institute and the Company (including any amendment, restatement, replacement, etc. thereof).

      "Territory" shall mean the United States (including Puerto Rico).

      All capitalized terms not expressly defined herein are used as such terms are defined in the Uniform Commercial Code as in effect on the date hereof and as in effect from time to time in the State of Delaware.

      2. Grant of Security Interests. As security for the prompt and complete payment and performance of all of the Obligations, Borrower does hereby assign, transfer, pledge, and hypothecate unto Lender, and does hereby grant to Lender, subject to Permitted Liens, a continuing security interest of first priority in, all of the right, title, and interest of Borrower in, to, and under the Collateral.

      3. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:


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

            (a) The execution and delivery by Borrower of this Agreement and the financing statements described herein (collectively, the "Security Documents"), and the performance of the terms and obligations therein, are within Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of Borrower. The Security Documents have been duly executed and delivered by Borrower and constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            (b) Borrower is the owner of the Collateral and has good, valid and marketable title to the Collateral, free and clear of all Liens except for those in favor of Lender and Permitted Liens.

            (c) Except for the filing of financing statements with the State of Delaware and, only in the case of any patent and trademark matters, filings with the United States Patent and Trademark Office and, only in the case of any copyright matters, filings with the United States Copyright Office, necessary to perfect the security interests created hereunder, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Borrower of the security interest hereunder or for the execution, delivery, or performance of this Agreement by Borrower or for the perfection of such security interest or the exercise by Lender of its rights hereunder to the Collateral, except for those elements of Collateral that constitute monies or Deposit Accounts. Upon the execution of this Agreement and the completion of such filings in compliance with all applicable legal requirements, Lender will have a perfected, first priority security interest in the Collateral (other than those elements of Collateral that constitute monies or Deposit Accounts).

            (d) Neither the execution or delivery by Borrower of the Security Documents, nor the performance of their respective terms and obligations, will
(i) violate Borrower's charter or bylaws, (ii) constitute a material breach or default under any agreement or instrument to which Borrower is a party or by which Borrower is bound; (iii) violate any applicable law, rule or regulation, or (iv) violate any order, writ, injunction, decree or judgment of any court or governmental authority applicable to or binding upon Borrower.

      4. Transfer of Collateral and Other Liens. The provisions of Sections 5.02 and 5.04 of the Loan Agreement are hereby incorporated herein by reference.

      5. Other Financing Statements. Borrower represents, warrants and covenants to and with Lender that: there exists no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any security interest of any kind in the Collateral, and Borrower will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, as applicable, except financing statements (or similar statements or instruments of registration under the law of any jurisdiction)


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

filed or to be filed in respect of and covering the security interests granted to Lender by Borrower.

      6. Further Assurances.

            (a) Borrower, upon reasonable request of Lender, will promptly deliver and execute or cause to be delivered and executed, in form and content satisfactory to Lender, any financing, continuation, termination, or security interest filing statements, security agreement, assignment, or other document or instrument as Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of Lender's security interest in the Collateral, or its priority, including without limitation any document or instrument necessary to record Lender's security interest in any state or county of any state, the United States Patent and Trademark Office or the United States Copyright Office. Borrower will pay the reasonable costs of filing any financing, continuation, termination, or security interest filing statement, assignment or other document or instrument as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording thereof.

            (b) Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Lender from time to time such lists, descriptions and designations of its Collateral, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as reasonably requested by Lender or which is necessary to perfect, preserve or protect its security interest in the Collateral.

            (c) Upon the occurrence of the First Milestone (as defined in the Investment and Commission Agreement referred to in the Loan Agreement), Lender shall, at the request of Borrower, promptly, and in no event later than ten (10) Business Days thereafter, make, execute, endorse, acknowledge, file and/or deliver to Borrower and all agreements, certificates, instruments or other documents, and take all other action, as reasonably requested by Borrower, to release the Collateral and terminate the security interests granted, pledged or secured hereunder to the extent that the Collateral or any security interest granted, pledged or secured hereunder arises out, under or in connection with solely the ARDS indication for the Product.

            (d) Upon the irrevocable payment in full of all Advances and accrued interest thereon and the termination or expiration of the Commitment, Lender shall, at the request of Borrower, promptly, and in no event later than ten (10) Business Days thereafter, make, execute, endorse, acknowledge, file and/or deliver to Borrower any and all agreements, certificates, instrument or other documents, and take all other action, as reasonably requested by Borrower, to release all of the Collateral and effectuate the termination of all of the security interests granted, pledged or secured hereunder.


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

      7. Additional Agreements.

            (a) Insurance. Borrower shall maintain insurance on the Collateral with financially sound and reputable insurance companies and in such amounts as are customary in Borrower's industry, to the extent that it is customary in Borrower's industry to insure a particular item of Collateral.

            (b) Ownership and Maintenance of the Collateral. Borrower shall, subject to normal wear and tear, keep all tangible Collateral, if any, in good condition. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender.

            (c) Taxes. Borrower shall pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof for its use and operations, except for all taxes, levies, license fees, assessments, and other impositions levied on the Collateral which are being contested by the Borrower in good faith.

            (d) Litigation and Proceedings. Borrower shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and at its own expense, such suits, administrative proceedings, or other actions for infringement or other damages as are necessary to protect the Collateral. Borrower shall provide to Lender any information with respect thereto reasonably requested by Lender.

      8. Power of Attorney. Borrower hereby appoints Lender as Borrower's true and lawful attorney, with full power of substitution, to do any or all of the following, in the name, place, and stead of Borrower, as the case may be: (a) file this Agreement (or an abstract hereof) or any other document describing Lender's interest in the Collateral with any appropriate governmental office (including, without limitation, the State of Delaware or any political subdivision thereof and the United States Patent and Trademark Office or the United States Copyright Office); and (b) following an Event of Default that has occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, (i) endorse Borrower's name on all applications, documents, papers, and instruments necessary for Lender to use or maintain the Collateral, as applicable; (ii) ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral; (iii) file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral, or otherwise enforce Lender's rights with respect to any of the Collateral; (iv) assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral, to any person; and (v) take any action and execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement.

      9. Right to Inspect. Subject to (i) all applicable legal requirements, including without limitation, those requirements of the FDA and (ii) the agreement of Lender, on its behalf and on behalf of its employees, to ensure that the Lender and its employees comply with all of the confidentiality obligations set forth in any confidentiality agreement between the parties, Borrower grants to Lender and its employees and agents the right to visit Borrower's plants,


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

corporate offices, and facilities to inspect the Collateral at reasonable times during regular business hours with prior written notice to Borrower.

      10. Name of Borrower, Place of Business, and Location of Collateral. Borrower represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of Borrower for the previous seven (7) years (if different from Borrower's current legal name) is as specified below the signature lines of this Agreement. Without the prior written notice to Lender of at least forty-five (45) days, Borrower will not change its name, change its state of incorporation, dissolve, merge, or consolidate with any other person. Borrower represents and warrants that its state of incorporation is as specified in the preamble to this Agreement and that the address of its chief executive office is as specified below the signature lines of this Agreement. The Collateral and all books and records pertaining thereto will be located at Borrower's chief executive office specified below. Borrower may establish a new location for the Collateral or any part thereof, or the books and records concerning the Collateral or any part thereof, only if (a) it shall have given to Lender prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Lender may reasonably request, and
(b) with respect to such new location, it shall have taken all action necessary to maintain the security interest of Lender in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

      11. Rights and Remedies upon Default.

            (a) Borrower agrees that, if any Event of Default (as defined in the Loan Agreement) shall have occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, then and in every such case, Lender, in addition to any rights now or hereafter existing under applicable law, and upon written notice to Borrower, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately take or retake possession of the Collateral or any part thereof;

                  (ii) instruct the obligor or obligors on any agreement,
            instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or obligation directly to Lender;

                  (iii) sell, assign or otherwise liquidate, or direct Borrower to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

                  (iv) take possession of the Collateral or any part thereof by directing Borrower in writing to deliver the same to Lender at any place or places designated by Lender; it being understood that Borrower's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon


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

            application to a court of equity having jurisdiction, Lender shall be entitled to a decree requiring specific performance by Lender of said obligation.

            (b) In the event that an Event of Default has occurred and is continuing and not cured prior to the expiration of any applicable cure or grace periods set forth in the Loan Agreement, Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Lender (i) in enforcing the Obligations, and (ii) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs") together with interest thereon at the interest rate specified in the Note, from the date of payment until repaid in full, shall be paid by Borrower to Lender on demand and shall constitute and become a part of the Obligations secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of Liquidation Costs, and any balance of such proceeds will be applied by Lender to the payment of the remaining Obligations in such order and manner of application as Lender may determine. Borrower hereby grants to Lender, as security for the full and punctual payment and performance of the Obligations, a continuing security interest in and lien on all now or hereafter existing balances, credits, accounts, deposits, and all other sums credited by, maintained with, or due from Lender or any affiliate of Lender to Borrower; and regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, Lender may at any time and without notice to Borrower set off the whole or any portion or portions of any or all such balances, credits, accounts, deposits, and other sums against any and all of the Obligations.

            (c) If the sale or other disposition of the Collateral fails to satisfy in full the Obligations, Borrower shall remain liable to Lender for any deficiency.

      12. Remedies Cumulative. Each right, power, and remedy of Lender as provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers, or remedies.

      13. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      14. Notices. All notices and other communications provided for hereunder shall be in writing, shall specifically refer to this Agreement, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder and shall be deemed to have been sufficiently given for all purposes if (i) mailed by first class certified or registered mail, postage prepaid, (ii) sent by nationally recognized


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

overnight courier for next business day delivery, (iii) personally delivered, or
(iv) made by telecopy or facsimile transmission with confirmed receipt.

         If to Lender:

         PharmaBio Development Inc.
         4709 Creekstone Drive
         Riverbirch Bldg., Suite 200
         Durham, NC 27703
         Attention: President
         Facsimile: (919) 998-2090

         with a copy to:

         Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
         Raleigh, NC 27601
         Attention: Christopher B. Capel
         Facsimile: (919) 821-6800

         If to Borrower:

         Discovery Laboratories, Inc.
         350 Main Street, Suite 307
         Doylestown, PA 18901-4874
         Attention: President and General Counsel
         Facsimile: (215) 340-3940

         with a copy to:

         Roberts Sheridan & Kotel
         The New York Practice of Dickstein Shapiro's
           Corporate & Finance Group
         1177 Avenue of the Americas
         New York, NY 10036-2714
         Attention: Ira L. Kotel
         Facsimile: (212) 835-1400

      15. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Agreement or the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      16. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, provided that


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

neither Borrower nor Lender may assign or transfer any or all of its rights or obligations under the Security Documents without the prior written consent of the other party and any attempted assignment without consent shall be null and void; provided, however, that Lender may at any time assign or transfer any of its rights or obligations under the Security Documents to an Affiliate of Lender so long as such Affiliate agrees in an enforceable written instrument to be bound by all the terms and conditions of the Security Documents as if it were Lender and a party hereto, which instrument shall be delivered a reasonably practicable time prior to such an assignment.

      17. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      18. Entire Agreement. This Agreement and the other Loan Documents and Security Documents embody the entire agreement and understanding between the parties hereto and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Loan Documents and Security Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Loan Documents and Security Documents.

      19. Further Action. Each Party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party to carry out the purposes and provisions of the Security Documents.

      20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile transmission and any execution by such means shall be deemed an original.

      21. Governing Law. This Agreement, including, without limitation, the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements executed and performed entirely in the State of Delaware, without regard to conflicts of law rules.

      22. Internal Review. In the event that a dispute, difference, claim, action, demand, request, investigation, controversy, threat, discovery request or request for testimony or information or other question arises pertaining to any matters which arise under, out of, in connection with, or in relation to this Agreement (a "Dispute") and either party so requests in writing, prior to the initiation of any formal legal action, the Dispute will be submitted to the JCC (as defined in the Commercialization Agreement), which will use its good faith efforts to resolve the Dispute within ten (10) days. If the JCC is unable to resolve the Dispute in such period, the JCC will refer the Dispute to the Chief Executive Officers of Borrower and Lender. For all Disputes referred to the Chief Executive Officers, the Chief Executive Officers shall use


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

their good faith efforts to meet at least two times in person and to resolve the Dispute within ten (10) days after such referral.

      23. Arbitration. (a) If the parties are unable to resolve any Dispute under Section 22, then either party may require the matter to be settled by final and binding arbitration by sending written notice of such election to the other party clearly marked "Arbitration Demand". Thereupon such Dispute shall be arbitrated in accordance with the terms and conditions of this Section 23. Notwithstanding the foregoing, either party may apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

      (b) The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Borrower, one by Lender, and the third by the two so chosen. If both or either of Borrower or Lender fails to choose an arbitrator or arbitrators within 14 days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 14 days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction.

      (c) Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement, and any such party need not comply with the procedural provisions of this Section 23 in order to assert such counterclaim(s).

      (d) The arbitration shall be filed with the office of the American Arbitration Association ("AAA") located in Wilmington, Delaware or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration:

      (e) The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party's right to commence arbitration as required by this Section 23.

      (f) The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder.

      (g) The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

      (h) The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute pursuant to this Section 23, and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

      (i) Except as provided in the last sentence of Section 23(a), the provisions of this Section 23 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any Dispute arising with regard to this Agreement. Any party commencing a lawsuit in violation of this Section 23 shall pay the costs of the other party, including, without limitation, reasonable attorney's fees and defense costs.

              [THE REMAINDER OF THE PAGE IS INTENTIONAL LEFT BLANK;
                          SIGNATURES ON FOLLOWING PAGE]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers, as of the date first above written.

                                       BORROWER:

                                       DISCOVERY LABORATORIES, INC.


                                       By: /s/ David L. Lopez
                                          --------------------------------------
                                       Name: David L. Lopez
                                       Title: Vice President and General Counsel

Legal or tradename of Borrower for the previous seven (7) years

1.    Ansan Pharmaceuticals, Inc.

2.    Ansan, Inc.

Address of chief executive office of Borrower

Discovery Laboratories, Inc.
350 Main Street, Suite 307
Doylestown, PA 18901-4874

                                       LENDER:

                                       PHARMABIO DEVELOPMENT INC.


                                       By: /s/ Thomas C. Perkins
                                          --------------------------------------
                                       Name: Thomas C. Perkins
                                       Title: Vice President and General Counsel


                                       13